FORM OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                        GREEN POWER ENERGY HOLDINGS CORP.

           As amended in its entirety by resolutions dated May 1, 2003


                                   ARTICLE ONE

                                      NAME

         The name of the corporation is Green Power Energy Holdings Corporation (the "Corporation").

                                   ARTICLE TWO

                               PERIOD OF DURATION

         The period of duration of the Corporation is perpetual or until dissolved or merged or consolidated in some lawful manner.

                                  ARTICLE THREE

                               PURPOSE AND POWERS

         Section 1. Purpose. The purpose for which the Corporation is organized is to engage in any lawful acts or activities for which corporations may be organized under the General Corporation Law of the State of Delaware (the "DGCL").

         Section 2. Powers. Subject to any specific written limitations or restrictions imposed by the DGCL, by other law, or by this Certificate of Incorporation, and solely in furtherance thereof, but not in addition to the purposes set forth in Section 1 of this Article, the Corporation shall have and exercise all of the powers specified in the DGCL, which powers are not inconsistent with this Certificate of Incorporation.

                                  ARTICLE FOUR

                            CAPITALIZATION AND VOTING

         Section 1. Authorized Shares. The Corporation shall have authority to issue two classes of shares to be designated, "Common Stock" and "Preferred Stock." The total number of shares of capital stock the Corporation shall have authority to issue is SIXTY MILLION (60,000,000), of which FIFTY MILLION (50,000,000) shall be Common Stock and TEN MILLION (10,000,000) shall be Preferred Stock. Each share of Common Stock shall have a par value of $.0001, and each share of Preferred Stock shall have a par value of $.0001.

         The Preferred Stock authorized by this Certificate of Incorporation may be issued from time to time in one or more series, at the discretion of the Board of Directors without Stockholder approval, with each such series to consist of such number of shares and to have such voting powers (whether full or limited, or no voting powers) and such designations, powers, preferences and relative, participating, optional, redemption, conversion, exchange or other special rights, and such qualifications, limitations or restrictions thereof, as shall be stated in the resolution or resolutions providing for the issuance of such series adopted by the Board of Directors prior to the issuance thereof. The Board of Directors is hereby expressly vested with the authority, to the fullest extent now or hereafter provided by law, to adopt any such resolution or resolutions. Each share of any series of Preferred Stock shall be identical with all other shares of such series, except as to the date from which dividends, if any, shall accrue.

         Section 2. Voting. In the exercise of voting privileges, each holder of shares of the Common Stock of the Corporation shall be entitled to one (1) vote for each share held in his name on the books of the Corporation, and each holder of any series of Preferred Stock of the Corporation shall have such voting rights, if any, as shall be specified for such series. In all elections of Directors of the Corporation, cumulative voting is expressly prohibited. As such, each holder of shares of capital stock of the Corporation entitled to vote at the election of Directors shall have the right to vote, in person or by proxy, all or any portion of such shares for or against each individual Director to be elected and shall not be entitled to vote for or against any one Director more than the aggregate number of shares held by such holder that are entitled to vote on the election of such Directors. With respect to any action to be taken by the shareholders of the Corporation as to any matter other than the election of Directors, the affirmative vote of the holders of a majority of the outstanding shares of the capital stock of the Corporation entitled to vote thereon and represented in person or by proxy at a meeting of the shareholders at which a quorum is present shall be sufficient to authorize, affirm, ratify or consent to such action. Any action required by the DGCL to be taken at any annual or special meeting of the shareholders may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of a majority of the outstanding shares of the capital stock of the Corporation entitled to vote thereon and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business or an officer or agent of the Corporation having custody of the Corporation's minute book.

                                  ARTICLE FIVE

                           REGISTERED OFFICE AND AGENT

         Section 1. Registered Office. The street address of the registered office of the Corporation is Nemours Building, Suite 1410, 1007 Orange Street, Wilmington, New Castle County, Delaware 19801.

         Section 2. Registered Agent. The name of the initial registered agent of the Corporation at such address is Delaware Incorporators and Registration Service, LLC.

                                   ARTICLE SIX

                                    DIRECTORS

         Section 1. Board of Directors. The business and affairs of the Corporation shall be managed by or be under the direction of the Board of Directors which shall consist of not less than one Director, the exact number of which shall be determined in accordance with the Bylaws of the Corporation.

         The number of Directors of the Corporation may from time to time be changed in accordance with the Bylaws of the Corporation and the DGCL. A Director shall hold office until the next annual meeting of the Stockholders of the Corporation and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any Director elected to fill a vacancy not resulting from an increase in the number of Directors shall have the same remaining term as that of his predecessor. A Director elected by the Board of Directors to fill a newly created Directorship resulting from an increase in the number of Directors shall hold office until the next annual meeting of the Stockholders of the Corporation and until his successor shall be elected and shall qualify and may be filled by a majority of the Board of Directors then in office, without the presence of the quorum. Any other vacancy occurring on the Board of Directors may be filled by a majority of the Directors then in office, even if less than a quorum, or by the sole remaining Director.

         Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect Directors at an annual or special meeting of Stockholders, the election, term of office, filling of vacancies and other features of such Directorships shall be governed by the terms of the Certificate of Designations applicable thereto, and such Directors so elected shall not be divided into classes unless expressly provided by such terms. Further, any such Directors elected by one or more classes or series of Preferred Stock may be removed at any time, with or without cause (except as otherwise provided in Section 4 of this Article below), by, and only by, the affirmative vote of the holders of record of a majority of the outstanding shares of such class or series given at a special meeting of such Stockholders called for such purpose.

         Section 2. Name and Address of Initial Directors. The names and addresses of the persons who shall serve as the initial Directors of the Corporation until the first annual meeting of Stockholders after the date hereof or until their successors are duly elected and qualified or until their earlier death, resignation or removal are as follows:

Name                     Address                          City, State

Wayne Coverdale          3212 Wickford Road               Wilmington, NC 28409

Moez Nagji               6189 Moores Creek Drive          Summerfield, NC 27368

Steve Stanko             170 Lamb Tavern Lane             Glenmoore, PA 19343

                                         .

         Section 3. Limitation on Liability of Directors and Indemnification. Pursuant to Section 102(b)(7) of the DGCL, a Director of the Corporation shall not be personally liable to the Corporation or its Stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (1) for any breach of the Director's duty of loyalty to the Corporation or its Stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) under Section 174 of the DGCL; or (4) for any transaction from which the Director derived an improper personal benefit. If the DGCL or other applicable provision of Delaware law hereafter is amended to authorize further elimination or limitation of the liability of Directors, then the liability of a Director of this Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the DGCL or other applicable provision of Delaware law as amended. Any repeal or modification of this Section 3 by the Stockholders of this Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a Director of the Corporation existing at the time of such repeal or modification. In addition to the limitations on the Director liability set forth herein, the Directors shall be entitled to full Indemnification as set forth in ARTICLE TEN below, including advancement where warranted and permitted by law.

         Section 4. Election and Removal of Directors. Election of Directors need not be by written ballot. Any Director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of Directors, except as otherwise provided by law and except if the Directors of the Corporation are ever divided into two or three classes, any Director may be removed only for cause by the holders of a majority of the shares then entitled to vote at an election for such class of Directors.

                                  ARTICLE SEVEN

                      SPECIAL POWERS OF BOARD OF DIRECTORS

         In furtherance and not in limitation of the powers conferred under the DGCL, the Board of Directors is expressly authorized:

         1. To adopt, amend or repeal the Bylaws of the Corporation;

         2. To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation;

         3. To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose, and to abolish any such reserve in the manner in which it was created;

         4.  By a  majority  of the  whole  board,  to  designate  one  or  more committees, each committee to consist of one or more of the Directors of the Corporation; the board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee; any such committee, to the extent provided in the resolution or in the Bylaws of the Corporation, shall have and may exercise any or all of the powers of the Board of Directors in the management of the business and affairs of the Corporation, except to the extent that the DGCL requires a particular matter to be authorized by the Board of Directors, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, the Bylaws may provide that in the absence or disqualification of any member of the committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member; and

         5. When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a Stockholders meeting duly called upon such notice as is required by statute, to sell, lease or exchange all or substantially all of the property and assets of the Corporation, including its goodwill and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property, including shares of stock in, and/or other securities of, any other corporation or corporations, as its Board of Directors shall deem expedient and in the best interests of the Corporation.

                                  ARTICLE EIGHT

                           ADDITIONAL POWERS IN BYLAWS

         The Corporation may in its Bylaws confer powers and authorities upon the Board of Directors in addition to the foregoing and those expressly conferred upon them by the DGCL.

                                  ARTICLE NINE

               TRANSACTIONS WITH INTERESTED DIRECTORS AND OFFICERS

         No contract or transaction between the Corporation and one or more of its Directors or Officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of the Directors or Officers of the Corporation are Directors, Officers or partners, or have a financial interest, shall be void or voidable solely by reason of such relationship, or solely because the Director or Officer is present at or participates in the meeting of the Board of Directors of the Corporation or committee thereof that authorizes the contract or transaction, or solely because his or their votes are counted for such purposes, if any one of the following conditions are met:

         1. The material facts concerning the relationship or interest of the Director or Officer and the material facts concerning the contract or transaction are disclosed or are known to the Board of Directors of the Corporation or the committee thereof that considers the contract or transaction, and the Board of Directors of the Corporation or committee thereof in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or

         2. The material facts concerning the relationship or interest of the Director or Officer and the material facts concerning the contract or transaction are disclosed or are known to the Stockholders of the Corporation entitled to vote thereon, and the contract or transaction is specifically approved in good faith by the Stockholders of the Corporation at any annual or special meeting of Stockholders called for that purpose; or

         3. The contract or transaction is fair to the Corporation at the time it is authorized, approved or ratified by the Board of Directors of the Corporation, a committee thereof, or the Stockholders of the Corporation.

         Common or interested Directors may be counted in determining the presence of a quorum at a meeting or the Board of Directors of the Corporation or of a committee thereof that authorizes such contract or transaction.

                                   ARTICLE TEN

                                 INDEMNIFICATION

         Section 1. Indemnification of Directors and Officers. Each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding (the "Proceeding"), by reason of the fact that he is or was an Officer or a Director of the Corporation, or who, while a Director or Officer of the Corporation, is or was serving at the request of the Corporation as a Director, Officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Section 145 of the DGCL and the Delaware Court decisions thereunder against all judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses (including attorneys' fees) actually incurred by such person in connection with such Proceeding. Such right shall be a contract right and as such shall run to the benefit of any Director or Officer, who is elected and accepts the position of Director or Officer of the Corporation or who elects to continue to serve as a Director or Officer of the Corporation, while the provisions of this Article Ten are in effect. Such right shall include the right to receive advancements by the Corporation of reasonable expenses (including attorneys' fees) incurred in defending any such Proceeding in advance of its final disposition; provided, however, that the payment of such expenses in advance of the final disposition of such Proceeding shall be made by the Corporation only upon delivery to the Corporation of a written affirmation by such person of his good faith belief that he has met the standard of conduct necessary for indemnification under the DGCL and a written undertaking, by or on behalf of such person, to repay all amounts so advanced if it should be ultimately determined that such person has not satisfied such requirements. Any repeal or modification of this Section 1 by the Stockholders of the Corporation shall be prospective only and shall not limit the rights of a Director or Officer of the Corporation or the obligations of the Corporation with respect to any claim for indemnification in accordance with the provisions of this Article Ten arising from or related to the acts or inactions of such Director or Officer prior to any such repeal or modification.

         Section 2. Nature of Indemnification. The indemnification and advancement of expenses provided for herein shall not be deemed exclusive of any other rights permitted by law to which a person seeking indemnification may be entitled under any Bylaw, agreement, vote of Stockholders or otherwise, and shall continue as to a person who has ceased to be a Director or Officer of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such a person.

         Section 3. Insurance. The Corporation shall have power to purchase and maintain insurance or another arrangement on behalf of any person who is or was a Director, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article or the DGCL.

                                 ARTICLE ELEVEN

                               AMENDMENT OF BYLAWS

         The Board of Directors of the Corporation shall have the power to adopt, alter, amend or repeal the Bylaws of the Corporation. Notwithstanding the preceding, the shareholders of the Corporation shall also have the power to adopt, alter, amend or repeal the Bylaws of the Corporation.

                                 ARTICLE TWELVE

                                   AMENDMENTS

         The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation or in its Bylaws in the manner now or hereafter prescribed by the DGCL or this Certificate of Incorporation, and all rights conferred on shareholder herein are granted subject to this reservation.

                                ARTICLE THIRTEEN

                                    CAPTIONS

         The captions used in this Certificate of Incorporation are for convenience only and shall not be construed in interpreting the provisions hereof.

                                ARTICLE FOURTEEN

                                  INCORPORATOR

         The name and address of the incorporator are as follows:

Name                        Address                         City, State

Carl Fernandes              1201 Orange Street              Wilmington, DE 19801
                            Suite 1400